Exhibit 99

Name:	MHR Advisors LLC

Address:	40 West 57th Street, 24th Floor New York, New York 10019

Designated Filer:	Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:	Emisphere Technologies, Inc. (EMIS)
Date of Event
     Requiring Statement: 09/23/2005

Signature:	MHR Advisors LLC

	By:	/s/ Hal Goldstein

	Name: Title:	Hal Goldstein Vice President

Exhibit 99, cont’d

Name:	MHR Capital Partners (500) LP

Address:	40 West 57th Street, 24th Floor New York, New York 10019

Designated Filer:	Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:	Emisphere Technologies, Inc. (EMIS)
Date of Event
     Requiring Statement: 09/23/2005

Signature:	MHR Capital Partners (500) LP

	By:	MHR Advisors LLC, as General Partner

		By:	/s/ Hal Goldstein

		Name: Title:	Hal Goldstein Vice President